Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 - Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Sarah Huoh, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG THIRD QUARTER SALES AND EARNINGS GROWTH

•    Underlying Sales for Heart Valve Therapy Grew 17 Percent

•    Company Confirms Full Year Earnings Outlook

IRVINE, Calif., October 21, 2008 – Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended September 30, 2008 of $32.9 million, or $0.56 per diluted share, compared to net income of $29.1 million, or $0.48 per diluted share, for the same period in 2007.  Excluding the special gain detailed in the reconciliation table below, third quarter 2007 net income was $27.6 million, or $0.46 per diluted share.

Third quarter net sales increased 16.1 percent to $303.6 million, compared to $261.4 million in the same quarter last year.  Underlying sales growth was 12.2 percent, excluding a favorable foreign exchange impact of $11.2 million and a $0.9 million reduction from discontinued products.

“We’re very pleased with our strong third quarter sales and earnings growth,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

“At the same time, the clinical results with our new Edwards SAPIEN valve in Europe continue to exceed our expectations, and we expect this technology to play a prominent and growing role in the future of heart valve therapy.”

Sales Results

For the third quarter, the company reported Heart Valve Therapy sales of $148.4 million, a 20.8 percent increase over the prior year, which included a $5.4 million positive contribution from foreign exchange.  Growth was enhanced by $13.0 million of Edwards SAPIEN transcatheter heart valve sales.

“Once again, our base heart valve business, which excludes transcatheter heart valve sales, performed well this quarter, driven by strong double-digit international sales

EDWARDS LIFESCIENCES REPORTS STRONG THIRD QUARTER SALES AND EARNINGS GROWTH

growth and improved U.S. performance.  In addition, we expect the recent U.S. approval of our Magna mitral heart valve to be a future contributor to growth,” said Mussallem.

Critical Care sales of $110.3 million grew 14.3 percent over last year, which included a $4.5 million positive contribution from foreign exchange.  Once again sales of the FloTrac system continued to be the biggest growth driver this quarter.

Cardiac Surgery Systems sales for the quarter were $21.4 million, an increase from $13.8 million in the same quarter last year due to the CardioVations product line, which is growing at approximately 25 percent on an underlying basis.  “Our successful integration of this product line has led to exceptional growth,” said Mussallem.

Vascular sales grew 4.9 percent to $23.5 million compared to 2007.

Domestic and international sales for the third quarter were $135.6 million and $168.0 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 65.4 percent compared to 65.3 percent in the same period last year.  This nominal increase resulted from a more profitable product mix, largely offset by the temporary impact of foreign exchange hedge agreements and contract manufacturing.  “In the fourth quarter, we expect our gross profit margin to increase 200 basis points sequentially to approximately 67.5 percent,” said Mussallem.

Selling, general and administrative expenses were $119.3 million for the quarter, or 39.3 percent of sales, compared to $103.2 million in the prior year.  The $16.1 million increase was due primarily to a significant impact from foreign exchange, higher levels of sales-related spending for the Edwards SAPIEN transcatheter heart valve launch in Europe and compensation expenses related primarily to the company’s strong sales performance.

Research and development expenses were $35.1 million for the quarter, or 11.6 percent of sales, compared to $30.9 million in the year ago period.  The increased level of spending was focused primarily on Edwards’ surgical and transcatheter valve programs, as well as the company’s Critical Care development efforts.

Excluding the termination of the company’s $50 million U.S. securitization program, free cash flow generated during the third quarter was $51.6 million, calculated as cash flow from operating activities of $63.8 million minus capital expenditures of $12.2 million.  At September 30, 2008, total debt was $202.8 million, and cash and cash equivalents plus short-term investments totaled $214.5 million.

EDWARDS LIFESCIENCES REPORTS STRONG THIRD QUARTER SALES AND EARNINGS GROWTH

During the third quarter, the company repurchased 1.2 million shares for approximately $71 million.

Nine-Month Results

For the nine months ended September 30, 2008, the company recorded net income of $90.8 million, or $1.54 per diluted share, compared to $97.2 million, or $1.59 per diluted share, for the same period of 2007.  Excluding special items detailed in the reconciliation table below, net income for the first nine months of 2008 was $105.1 million, or $1.78 per diluted share, compared to $95.7 million, or $1.57 per diluted share in 2007.

Net sales for the first nine months of 2008 totaled $928.0 million, an increase of 16.3 percent over the same period last year.  Foreign exchange contributed $43.7 million to the period’s growth and was partially offset by discontinued businesses of $6.7 million.  Underlying growth was 11.5 percent for the first nine months. Domestic and international sales for the nine months were $410.8 million and $517.2 million, respectively.

2008 Outlook

“As a result of the recent substantial changes in foreign exchange rates, we now expect our full year total sales to be at the low end of our previous $1.24 billion to $1.28 billion guidance range.

“We estimate that fourth quarter 2008 diluted EPS will be between $0.75 and $0.79.  We are raising the bottom of our full year range by $0.02 to between $2.52 and $2.58 per diluted share, excluding special items, which represents a 2008 growth rate of approximately 20 percent,” said Mussallem.

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards treats advanced cardiovascular disease with its market-leading heart valve therapies, and critical care and vascular technologies.  In 2008, Edwards celebrates 50 years of partnering with clinicians to develop life-saving innovations.  The company’s global brands, which are sold in approximately 100 countries, include CardioVations, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, PERIMOUNT Magna and Swan-Ganz. Additional company information can be found at http://www.edwards.com.

EDWARDS LIFESCIENCES REPORTS STRONG THIRD QUARTER SALES AND EARNINGS GROWTH

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its third quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 288895.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, the company’s ability to achieve financial goals for sales, gross profit margin, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of the FloTrac system; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact of foreign exchange and special items on the company’s results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in creating new market opportunities for its products and the timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2007.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued and acquired product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards is a trademark of Edwards Lifesciences Corporation.  Edwards Lifesciences, Edwards SAPIEN, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, PERIMOUNT Magna,

Edwards Lifesciences REPORTS …

Magna and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.  CardioVations is a trademark of Edwards Lifesciences AG and is registered in the United States Patent and Trademark Office.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2008	2007	2008	2007

Net sales	$303.6	$261.4	$928.0	$798.1
Cost of goods sold	104.9	90.7	320.8	278.6

Gross profit	198.7	170.7	607.2	519.5

Selling, general and administrative expenses	119.3	103.2	360.4	303.5
Research and development expenses	35.1	30.9	103.4	88.8
Special (gains) charges, net	—	(2.5)	9.3	(2.5)
Interest (income) expense, net	(0.4)	0.4	0.4	1.0
Other expense (income), net	1.1	(0.1)	3.3	(1.5)

Income before provision for income taxes	43.6	38.8	130.4	130.2

Provision for income taxes	10.7	9.7	39.6	33.0

Net income	$32.9	$29.1	$90.8	$97.2

Earnings per share:
Basic earnings per share	$0.59	$0.51	$1.63	$1.69
Diluted earnings per share	$0.56	$0.48	$1.54	$1.59

Weighted average common shares outstanding:
Basic	56.0	57.1	55.8	57.5
Diluted	59.0	62.4	60.1	63.0

Operating Statistics
As a percentage of net sales:
Gross profit	65.4%	65.3%	65.4%	65.1%
Selling, general and administrative expenses	39.3%	39.5%	38.8%	38.0%
Research and development expenses	11.6%	11.8%	11.1%	11.1%
Income before provision for income taxes	14.4%	14.8%	14.1%	16.3%
Net income	10.8%	11.1%	9.8%	12.2%

Effective tax rate	24.5%	25.0%	30.4%	25.3%

Computation of Diluted Earnings per Share
Net income	$32.9	$29.1	$90.8	$97.2
Adjustment for convertible debt interest expense	—	1.0	1.7	3.0
Adjusted net income	$32.9	$30.1	$92.5	$100.2

Weighted average common shares outstanding used to calculate diluted earnings per share excluding convertible debt	59.0	59.7	58.5	60.3

Weighted average common shares outstanding for the convertible debt	—	2.7	1.6	2.7

Weighted average common shares outstanding used to calculate diluted earnings per share including the convertible debt	59.0	62.4	60.1	63.0

Diluted earnings per share including the convertible debt	$0.56	$0.48	$1.54	$1.59

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	September 30,	December 31,
	2008	2007
ASSETS

Current assets
Cash and cash equivalents	$202.4	$141.8
Short-term investments	12.1	49.4
Accounts and other receivables, net	213.6	145.3
Inventories, net	143.8	152.6
Deferred income taxes	28.0	30.2
Prepaid expenses	37.8	25.4
Other current assets	38.6	37.0
Total current assets	676.3	581.7

Property, plant and equipment, net	224.0	228.2
Goodwill	315.7	350.3
Other intangible assets, net	107.9	122.5
Investments in unconsolidated affiliates	20.3	34.3
Deferred income taxes	19.7	13.8
Other assets	17.3	14.3

Total assets	$1,381.2	$1,345.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$229.9	$225.4
Convertible debt	—	150.0
Total current liabilities	229.9	375.4

Long-term debt	202.8	61.7
Other long-term liabilities	74.0	73.0

Stockholders’ equity
Common stock	73.3	68.6
Additional contributed capital	912.6	680.6
Retained earnings	639.4	548.6
Accumulated other comprehensive income	5.0	7.5
Common stock in treasury, at cost	(755.8)	(470.3)
Total stockholders’ equity	874.5	835.0

Total liabilities and stockholders’ equity	$1,381.2	$1,345.1

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued or newly acquired products, and fluctuations in exchange rates. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Certain guidance is provided only on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special (Gains) Charges, net - The Company incurred certain special charges and gains in 2008 and 2007 related to the following:

1)      Loss on sale of product line:  $8.1 million net loss on the sale of the LifeStent product line in the first quarter of 2008;

2)      Litigation settlement:  $2.1 million charge for a litigation settlement;

3)      Realignment expenses, net:  $1.3 million charge for executive severance in the first quarter of 2008 associated with the Company’s business realignment, offset by a $1.4 million gain from the reversal of previously accrued severance costs from the fourth quarter of 2007 related to the sale of the LifeStent product line; $0.8 million gain in the second quarter of 2008 from the reversal of previously accrued severance costs in the fourth quarter of 2007 related to the global reduction in workforce.

4)      Gain on estimated insurance settlement:  $2.5 million gain in the third quarter of 2007 from the estimated insurance settlement from a fire that destroyed certain inventory held at a third party warehouse in Brazil. In the fourth quarter of 2007, the Company reversed this gain as it will be recognized upon settlement.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued or Newly Acquired Products – The Company has discontinued or acquired certain products during the periods presented. As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. As the impact of acquired product sales are only reflected prospectively, management believes including such items in the prior periods on a pro forma basis provides for greater comparability of the results of operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2008	2007	2008	2007

GAAP net income	$32.9	$29.1	$90.8	$97.2

Reconciling items:

Special (gains) charges, net
1) Loss on sale of product line	—	—	8.1	—
2) Litigation settlement	—	—	2.1	—
3) Realignment expenses, net	—	—	(0.9)	—
4) Gain on estimated insurance settlement	—	(2.5)	—	(2.5)
Total special (gains) charges, net	—	(2.5)	9.3	(2.5)

Provision for income taxes
Tax effect on non-GAAP adjustments (A)	—	1.0	5.0	1.0
Total provision for income taxes, net	—	1.0	5.0	1.0

Non-GAAP net income	$32.9	$27.6	$105.1	$95.7

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.59	$0.48	$1.88	$1.66
Diluted non-GAAP earnings per share (B)	$0.56	$0.46	$1.78	$1.57

Non-GAAP weighted average shares outstanding:
Basic	56.0	57.1	55.8	57.5
Diluted	59.0	62.4	60.1	63.0

Notes 1 - 4: See description of Special (Gains) Charges, net on the previous page.

(A)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(B)  Diluted non-GAAP earnings per share is calculated by adding back to net income $1.7 million for the nine month period in interest expense related to the convertible debt, then dividing by the weighted average diluted shares outstanding.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2008 Adjusted		2007 Adjusted
Sales by Product Line (QTD)	3Q 2008	3Q 2007	Change	GAAP Growth Rate	Discontinued Product Line Impact	3Q 2008 Underlying Sales	Discontinued/ Acquired Product Line Impact	FX Impact	3Q 2007 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$148.4	$122.8	$25.6	20.8%	$(0.2)	$148.2	$(1.2)	$5.4	$127.0	16.7%
Critical Care	110.3	96.5	13.8	14.3%	—	110.3	—	4.5	101.0	9.2%
Cardiac Surgery Systems	21.4	13.8	7.6	55.1%	—	21.4	4.9	0.7	19.4	10.1%
Vascular	23.5	22.4	1.1	4.9%	(9.3)	14.2	(8.4)	0.8	14.8	(4.0)%
Other Distributed Products	—	5.9	(5.9)	(100.0)%	—	—	(5.7)	(0.2)	—	—
Total Sales	$303.6	$261.4	$42.2	16.1%	$(9.5)	$294.1	$(10.4)	$11.2	$262.2	12.2%

					2008 Adjusted		2007 Adjusted
Sales by Product Line (YTD)	YTD 3Q 2008	YTD 3Q 2007	Change	GAAP Growth Rate	Discontinued Product Line Impact	YTD 2008 Underlying Sales	Discontinued/ Acquired Product Line Impact	FX Impact	YTD 2007 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$457.7	$383.6	$74.1	19.3%	$(0.2)	$457.5	$(5.1)	$21.2	$399.7	14.5%
Critical Care	333.6	284.8	48.8	17.1%	(0.6)	333.0	—	17.3	302.1	10.2%
Cardiac Surgery Systems	66.3	45.8	20.5	44.8%	(0.2)	66.1	11.9	2.5	60.2	9.8%
Vascular	70.4	64.9	5.5	8.5%	(27.0)	43.4	(22.6)	2.8	45.1	(3.8)%
Other Distributed Products	—	19.0	(19.0)	(100.0)%	—	—	(18.9)	(0.1)	—	—
Total Sales	$928.0	$798.1	$129.9	16.3%	$(28.0)	$900.0	$(34.7)	$43.7	$807.1	11.5%

Sales by Region (QTD)	3Q 2008	3Q 2007	Change	GAAP Growth Rate
United States	$135.6	$118.1	$17.5	14.8%
Europe	89.6	71.0	18.6	26.2%
Japan	42.4	39.9	2.5	6.3%
Rest of World	36.0	32.4	3.6	11.1%
International	168.0	143.3	24.7	17.2%
Total	$303.6	$261.4	$42.2	16.1%

Sales by Region (YTD)	YTD 3Q 2008	YTD 3Q 2007	Change	GAAP Growth Rate
United States	$410.8	$362.7	$48.1	13.3%
Europe	286.5	223.4	63.1	28.2%
Japan	125.7	120.8	4.9	4.1%
Rest of World	105.0	91.2	13.8	15.1%
International	517.2	435.4	81.8	18.8%
Total	$928.0	$798.1	$129.9	16.3%

* Numbers may not calculate due to rounding.